Exhibit 99.1

Constellation Delivers Strong Enterprise Results And
Raises Operating And Free Cash Flow Guidance For Fiscal 2024
Sustained Growth Momentum In Beer Business Supports Strong Third Quarter Results
And Increase In Fiscal 2024 Outlook For Operating Income Growth In Beer Business

	Net Sales	Operating Income (Loss)	Net Income (Loss) Attributable to CBI	Adjusted Earnings Before Interest & Taxes	Diluted Net Income (Loss) Per Share Attributable to CBI (EPS)	EPS Excluding Canopy EIE
Third Quarter Fiscal Year 2024 Financial Highlights (1) | In millions, except per share data
Reported	$2,471	$797	$509	$755	$2.76	NA
% Change	1%	7%	9%	6%	10%	NA
Comparable	$2,471	$820	$588	$839	$3.19	$3.24
% Change	1%	7%	12%	10%	13%	8%
(1) Definitions of reported, comparable, adjusted, organic, and Canopy EIE, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. Comparable, adjusted, organic, and "excluding Canopy EIE" amounts are non-GAAP financial measures.
NA=Not Applicable NM=Not Meaningful
HIGHLIGHTS
•Generates reported EPS of $2.76 and comparable EPS of $3.19; excluding Canopy EIE, achieves comparable EPS of $3.24
•Beer Business achieves strong high single-digit depletion growth and solid net sales growth primarily driven by continued momentum of the Modelo brand family
•Wine and Spirits Business updates fiscal 2024 outlook to organic net sales decline of 7 - 9% and operating income decline of 6 - 8%; company separately announced Wine and Spirits Business leadership transition
•Generates third quarter year-to-date operating cash flow of
$2.3 billion, an increase of 3%, and free cash flow of $1.4 billion, a decrease of 10%, driven by brewery capacity investments

•Updates fiscal 2024 reported EPS outlook to $9.15 - $9.35 and affirms comparable EPS outlook, excluding Canopy EIE, of $12.00 - $12.20
•Raises fiscal 2024 operating cash flow target to $2.6 - $2.8 billion and free cash flow projection to $1.4 - $1.5 billion from $2.4 - $2.6 billion and $1.2 - $1.3 billion, respectively
•Declares quarterly cash dividend of $0.89 per share Class A Common Stock
•Returns $215 million to shareholders in share repurchases in Q3 fiscal 2024

"Our Beer Business achieved excellent Q3 results driven by our industry-leading brands.
Modelo Especial delivered double-digit volume growth and continued to extend its position as the #1 beer in U.S. tracked channel dollar sales.
Our other core beer brands, Corona Extra and Pacifico, also delivered solid growth and were top 10 share gainers across the U.S. beer category. This outstanding performance has reinforced our conviction in our Fiscal 2024 enterprise outlook, despite an adjustment to our Wine and Spirits Business guidance due to near-term headwinds in the wine market."

"The continued strong performance of our Beer portfolio in Q3 has given us the confidence to raise our full-year operating income outlook for that Business. In addition, we now expect higher enterprise operating cash flow and free cash flow in Fiscal 2024. We remain committed to our disciplined and balanced approach to deploying that cash with a consistent focus on supporting our investment grade balance sheet, steady cash returns to shareholders through our dividend, opportunistic share repurchases, brewing capacity investments in our Beer Business, and tuck-in M&A to fill portfolio gaps."

Bill Newlands	Garth Hankinson
President and Chief Executive Officer	Chief Financial Officer

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 1

beer
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
November 30, 2023	101.1		$1,968.5	$757.3
November 30, 2022	97.8		$1,891.9	$710.0
% Change	3.4%	8.2%	4%	7%
HIGHLIGHTS
•Our Beer Business posted a 4% net sales increase driven by a 3.4% uplift in shipments. Depletion volume grew 8.2%, reflecting continued strong demand across our high-end portfolio:
◦Modelo Especial grew approximately 12%;
◦Corona Extra delivered nearly 1% growth; and
◦Pacifico and Modelo Chelada brands posted approximately 19% and 22% growth, respectively, and individually reached the 20 million case milestone on a trailing 12-month basis.
•In Circana channels, our Beer Business outpaced the total beer category and high-end segment in dollar sales growth and volume growth. For the tenth consecutive quarter, Constellation was the #1 share gainer in market dollars.
•Our Beer Business had 5 of the top 15 share gaining brands across Total Beer as:
◦Modelo Especial accelerated its growth in tracked channels and remained the #1 brand share gainer and #1 brand across the whole U.S. beer category in dollar sales;
◦Corona Extra and Pacifico remained top 10 share gainers across the overall beer category;
◦Modelo Chelada brands maintained their #1 position in the chelada segment and Modelo Chelada Especial was a top 15 overall share gainer in the U.S. beer market; and
◦Modelo Oro continues to grow and maintained its top 5 share gainer status in the high-end segment for a third quarter since its national launch at the beginning of Fiscal 2024.
•Operating margin increased 100 basis points to 38.5% driven by benefits from net sales growth, pricing, and marketing spend and cost efficiencies while offsetting higher raw materials costs due to ongoing inflationary pressures and ongoing incremental depreciation and operating costs from brewery capacity expansions.
•The Beer Business continues to expect net sales growth of 8 - 9% and raises operating income growth outlook to 7 - 8% for Fiscal 2024.

wine and spirits
	Shipments	Organic Shipments (1) (2)	Depletions (1) (2)	Net Sales (3)	Organic Net Sales (1)	Operating Income (Loss) (3)
Three Months Ended | In millions; branded product, 9-liter case equivalents
November 30, 2023	6.1	6.1		$502.4	$502.4	$127.6
November 30, 2022	6.9	6.8		$544.6	$540.9	$134.8
% Change	(11.6%)	(10.3%)	(10.0%)	(8%)	(7%)	(5%)
(2) Includes adjustments to remove volumes associated with the Wine Divestiture (as defined below) for the period September 1, 2022, through October 5, 2022, included in the three months ended November 30, 2022.
(3) Three months ended November 30, 2022, includes $3.7 million of net sales and $1.7 million of gross profit less marketing that are no longer part of the wine and spirits segment results due to the Wine Divestiture.
HIGHLIGHTS
•In our fine wine portfolio, our largest brand, The Prisoner, delivered 6% depletion growth and outpaced the respective segment of the wine category in Circana channels.
•In our craft spirits portfolio, our second largest brand, Mi CAMPO tequila, achieved over 80% depletion growth and outpaced the high-end segment of the spirits category in Circana channels.
•Our DTC channel delivered 24% net sales growth and gained dollar share.
•Operating margin increased 60 basis points to 25.4% driven by benefits from lower freight, warehousing, and material costs, and planned efficiencies in marketing expense partially offset by shipment volume declines.
•The Wine and Spirits Business now expects fiscal 2024 organic net sales decline of 7 - 9% and operating income decline of 6 - 8%, primarily due to broader marketplace deceleration and U.S. wholesale underperformance; see Fiscal 2024 Guidance Assumptions under Outlook for more information.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 2

outlook
The table sets forth management's current EPS expectations for fiscal 2024 compared to fiscal 2023 actual results, on a reported basis, a comparable basis, and a comparable basis excluding Canopy equity earnings (losses) and related activities.
	Reported		Comparable
	FY24 Estimate	FY23 Actual	FY24 Estimate (Excl. Canopy EIE)	FY23 Actual	FY23 Actual (Excl. Canopy EIE)
Fiscal Year Ending February 28/29	$9.15 - $9.35	$(0.11)	$12.00 - $12.20	$10.65	$11.40
Fiscal 2024 Guidance Assumptions:
•Beer: net sales growth of 8 - 9%; operating income growth of 7 - 8%
•Wine and Spirits: organic net sales decline of 7 - 9%; operating income decline of 6 - 8%, excluding $38.5 million of net sales and $19.5 million of gross profit less marketing that are no longer part of results
•Corporate expense: $260 - $270 million
•Interest expense: $450 million

•Tax rate: reported approximately 20%; comparable excluding Canopy equity earnings impact approximately 19%
•Weighted average diluted shares outstanding: approximately 184 million; includes shares repurchased through November 2023
•Operating cash flow: $2.6 - $2.8 billion
•Capital expenditures: $1.2 - $1.3 billion, including approximately $1 billion targeted for Mexico beer operations activities
•Free cash flow: $1.4 - $1.5 billion

The reported EPS guidance includes the fiscal 2024 year to date Canopy impairment and equity earnings and related activities impact. Additionally, the company continues to evaluate the future potential equity earnings impact from the Canopy equity method investment and related activities and, as such, these items have been excluded from the guidance assumptions noted above.

BEER BUSINESS CAPITAL EXPANSION
The company has approximately 47 million hectoliters of capacity across its existing facilities in Mexico and remains on track to bring on the alternative beverage alcohol (“ABA”) line at the Nava facility towards the end of this fiscal year. The company also continues to advance the development of additional modular expansions at Obregon and its third brewery site at Veracruz, which are planned for beyond Fiscal 2024.

CANOPY INVESTMENT

Constellation’s share of Canopy’s equity earnings (losses) and related activities were as follows:
	Reported	Comparable
Three Months Ended I In millions
November 30, 2023	$(56.5)	$(6.5)
November 30, 2022	$(60.8)	$(36.7)

QUARTERLY DIVIDEND
On January 4, 2024, Constellation’s board of directors declared a quarterly cash dividend of $0.89 per share of Class A Common Stock payable on February 22, 2024, to stockholders of record as of the close of business on February 8, 2024.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 3

ADVANCING A FUTURE WORTH REACHING FOR
During the third quarter, Constellation published its 2023 ESG Impact Report, highlighting progress against its core commitments for environmental stewardship and social impact:
Exceeded previous water stewardship target ahead of schedule, continues progress against all environmental targets.

Constellation achieved its original target to restore approximately 1.1 billion gallons of water withdrawals from local watersheds ahead of plan and is now targeting to restore an incremental 4 billion gallons within the same timeframe, for a total of 5 billion gallons of water withdrawals restored by fiscal 2025.

Additionally, earlier this year, Constellation established two new environmental stewardship targets for packaging and waste – pursuing a TRUE Certification for Zero Waste in key operating facilities(1) and significantly enhancing its use of circular packaging across the company’s portfolio – both with a target date of fiscal 2025.

The company also continues its efforts to manage greenhouse gas emissions, specifically by decreasing its dependence on non-renewable energy sources through energy conservation and renewable energy initiatives.

Focus on social initiatives closely aligned with business objectives.

Constellation continues to advance its target to invest a total of $200 million to support female- and minority-founded businesses within the beverage alcohol industry over a 10-year period. With more than $98 million invested through August 2023, Constellation seeks to help create the industry’s next generation of brands aligned with evolving consumer preferences, further bolstering the company’s product portfolio.

In addition, partnerships with organizations whose missions and values align with those of Constellation’s consumers and employees, such as Dress for Success, UnidosUS, and the National Restaurant Association Educational Foundation, benefited more than 18,000 individuals and families over the past two calendar years.

Introduced significant governance enhancements.
After transitioning from a dual to a single class, one share, one vote common stock structure in November 2022, Constellation also initiated a comprehensive Board refreshment and governance enhancement process, including electing two new Board members with strong financial backgrounds, and engaging in a process to identify a new independent Board Chair.

(1) Key operating facilities, for the purposes of this target, consist of our major production facilities (i.e., our breweries in Mexico and our U.S. wineries generating the vast majority of waste).

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Joseph Suarez	773-551-4397	joseph.suarez@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 4

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy, growth plans, innovation, new products, future operations, financial position, expected net sales, costs, expenses, operating income, effective tax rates, anticipated tax liabilities, capital expenditures, operating cash flow, and free cash flow, estimated diluted EPS and shares outstanding, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorizations, consumer demand, ESG targets and efforts, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on February 29, 2024, the public can continue to rely on the Projections as still being Constellation’s current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation’s quiet period, the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections (i) are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), restructuring or other strategic business realignment, or financing or share repurchase that may be completed after the issuance of this release; and (ii) should not be construed in any manner as a guarantee that such results will in fact occur.
In addition to the risks and uncertainties of ordinary business operations, the Projections contained in this release are subject to risk, uncertainty, and possible variance from management's expectations regarding:
•water, agricultural and other raw material, and packaging material supply, production, and/or shipment difficulties which could adversely affect our ability to supply our customers;
•inflationary pressures, including reductions in consumer discretionary income and our ability to pass along rising costs to consumers through increased selling prices;
•actual impact to supply, production levels, and costs from global supply chain disruptions and constraints, transportation challenges, shifting consumer behaviors, wildfires, and severe weather events, due to, among other reasons, actual supply chain and transportation performance, consumer behaviors, and the severity and geographical reach of wildfires and severe weather events;
•reliance on complex information systems and third-party global networks;
•actual balance of supply and demand for our products and performance of our distributors;
•actual demand, net sales, channel proportions, and volume trends for our products;
•beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including impairments), capital expenditures, and timing due to, among other reasons, market conditions, our cash and debt position, receipt of required regulatory approvals in accordance with expected dates and terms, and other factors determined by management;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable disease outbreaks, pandemics, or other widespread public health crises, such as the COVID-19 pandemic, and associated governmental containment actions;
•impacts of the military conflicts in Ukraine and in Israel and surrounding areas, geopolitical tensions, and responses, including on inflation, supply chains, commodities, energy, and cybersecurity;
•amount, timing, and source of funds for any share repurchases, exact duration of share repurchase programs, and number of shares outstanding;
•amount and timing of future dividends which are subject to the determination and discretion of our Board of Directors and may be impacted if our ability to use cash flow to fund dividends is affected by unanticipated increases in total net debt, we are unable to generate cash flow at anticipated levels, or we fail to generate expected earnings;
•accuracy of Projections relating to the Canopy investment, including Canopy's plan to create an exchangeable share structure, conversion of our securities, and related matters;
•timeframe and amount of any potential future impairment of our Canopy investment;
•expected impacts and results of wine and spirits portfolio reshaping and leadership transition as well as efforts to become a global, omni-channel competitor;
•accuracy of supply projections, including for beer operations expansion, optimization, and construction activities, wine and spirits operating activities, inventory levels, and glass sourcing;
•operating cash flow, free cash flow, effective tax rate, and capital expenditures to support long-term growth;
•accuracy of projections associated with market opportunities, new products, and acquisitions, investments, and divestitures;
•general economic, geopolitical, domestic, international, and regulatory conditions, world financial market and banking sector instability, including economic slowdown or recession, any potential U.S. federal government shutdown, litigation risks, unanticipated environmental liabilities and costs, or enhanced competitive activities;
•changes to international trade agreements, tariffs, accounting standards, elections, assertions, or policies, tax laws, or other governmental regulations, and other factors which could impact our reported financial position, results of operations, effective tax rate, or accuracy of any associated Projections;
•changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices, and raw materials;
•long-term impacts of the Reclassification (as defined below); and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2023, which could cause actual future performance to differ from our current expectations.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	November 30, 2023	February 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$78.7	$133.5
Accounts receivable	897.3	901.6
Inventories	1,988.0	1,898.7
Prepaid expenses and other	587.4	562.3
Total current assets	3,551.4	3,496.1
Property, plant, and equipment	7,713.5	6,865.2
Goodwill	7,978.2	7,925.4
Intangible assets	2,732.2	2,728.1
Equity method investments	233.3	663.3
Deferred income taxes	2,086.1	2,193.3
Other assets	762.7	790.9
Total assets	$25,057.4	$24,662.3

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$458.9	$1,165.3
Current maturities of long-term debt	957.3	9.5
Accounts payable	1,028.8	941.5
Other accrued expenses and liabilities	934.9	852.0
Total current liabilities	3,379.9	2,968.3
Long-term debt, less current maturities	10,282.3	11,286.5
Deferred income taxes and other liabilities	1,596.8	1,673.6
Total liabilities	15,259.0	15,928.4
CBI stockholders’ equity	9,471.0	8,413.6
Noncontrolling interests	327.4	320.3
Total stockholders’ equity	9,798.4	8,733.9
Total liabilities and stockholders’ equity	$25,057.4	$24,662.3

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Sales	$2,658.2	$2,624.6	$8,410.7	$8,029.6
Excise taxes	(187.3)	(188.1)	(588.1)	(574.8)
Net sales	2,470.9	2,436.5	7,822.6	7,454.8
Cost of product sold	(1,200.3)	(1,209.6)	(3,844.3)	(3,647.0)
Gross profit	1,270.6	1,226.9	3,978.3	3,807.8
Selling, general, and administrative expenses	(473.7)	(480.2)	(1,438.0)	(1,431.6)
Operating income (loss)	796.9	746.7	2,540.3	2,376.2
Income (loss) from unconsolidated investments	(41.8)	(37.2)	(477.4)	(1,944.2)
Interest expense	(104.2)	(98.7)	(333.0)	(281.5)
Loss on extinguishment of debt	—	—	(0.7)	(23.3)
Income (loss) before income taxes	650.9	610.8	1,729.2	127.2
(Provision for) benefit from income taxes	(130.0)	(131.1)	(368.4)	(388.9)
Net income (loss)	520.9	479.7	1,360.8	(261.7)
Net (income) loss attributable to noncontrolling interests	(11.8)	(12.0)	(25.8)	(32.3)
Net income (loss) attributable to CBI	$509.1	$467.7	$1,335.0	$(294.0)

Net income (loss) per common share attributable to CBI:
Basic – Class A Common Stock	$2.77	$2.58	$7.28	$(1.48)
Basic – Class B Convertible Common Stock	NA	$1.78	NA	$(2.01)

Diluted – Class A Common Stock	$2.76	$2.52	$7.25	$(1.48)
Diluted – Class B Convertible Common Stock	NA	$1.78	NA	$(2.01)

Weighted average common shares outstanding:
Basic – Class A Common Stock	183.525	166.677	183.431	164.573
Basic – Class B Convertible Common Stock	NA	23.206	NA	23.206

Diluted – Class A Common Stock	184.170	185.291	184.096	164.573
Diluted – Class B Convertible Common Stock	NA	23.206	NA	23.206

Cash dividends declared per common share:
Class A Common Stock	$0.89	$0.80	$2.67	$2.40
Class B Convertible Common Stock	NA	$0.72	NA	$2.16

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Nine Months Ended
	November 30, 2023	November 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,360.8	$(261.7)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized net (gain) loss on securities measured at fair value	85.4	39.1
Deferred tax provision (benefit)	28.2	218.4
Depreciation	321.8	278.4
Stock-based compensation	49.5	56.1
Equity in (earnings) losses of equity method investees and related activities, net of distributed earnings	257.3	845.4
Noncash lease expense	62.9	66.7
Amortization of debt issuance costs and loss on extinguishment of debt	8.9	31.1
Impairment of equity method investments	136.1	1,060.3
(Gain) loss on sale of business	15.1	(13.8)
Gain (loss) on settlement of pre-issuance hedge contracts	1.4	20.7
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	6.9	(25.3)
Inventories	(90.4)	(259.3)
Prepaid expenses and other current assets	(49.1)	204.7
Accounts payable	24.5	187.4
Other accrued expenses and liabilities	37.1	(247.0)
Other	90.4	79.4
Total adjustments	986.0	2,542.3
Net cash provided by (used in) operating activities	2,346.8	2,280.6
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(911.9)	(683.8)
Purchase of business, net of cash acquired	(7.5)	(37.1)
Investments in equity method investees and securities	(34.6)	(29.5)
Proceeds from sale of assets	21.8	6.6
Proceeds from sale of business	5.4	96.7
Other investing activities	(3.1)	0.5
Net cash provided by (used in) investing activities	(929.9)	(646.6)

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Nine Months Ended
	November 30, 2023	November 30, 2022
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	744.8	2,845.8
Principal payments of long-term debt	(807.5)	(1,657.3)
Net proceeds from (repayments of) short-term borrowings	(706.4)	552.6
Dividends paid	(491.1)	(441.1)
Purchases of treasury stock	(249.7)	(1,400.5)
Proceeds from shares issued under equity compensation plans	89.0	36.7
Payments of minimum tax withholdings on stock-based payment awards	(11.2)	(10.5)
Payments of debt issuance, debt extinguishment, and other financing costs	(5.3)	(34.1)
Distributions to noncontrolling interests	(35.0)	(37.5)
Payment to holders of Class B Stock in connection with the Reclassification	—	(1,500.0)
Net cash provided by (used in) financing activities	(1,472.4)	(1,645.9)

Effect of exchange rate changes on cash and cash equivalents	0.7	(2.5)

Net increase (decrease) in cash and cash equivalents	(54.8)	(14.4)
Cash and cash equivalents, beginning of period	133.5	199.4
Cash and cash equivalents, end of period	$78.7	$185.0

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because we use this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides investors, financial analysts covering the Company, rating agencies, and other external users (“our investors”) valuable insight on underlying business trends and results and, in the case of Wine and Spirits, the underlying composition of segment net sales and results, in order to evaluate year-over-year financial performance.
The divestiture impacting the periods below consists of the sale of certain mainstream and premium wine brands and related inventory (the "Wine Divestiture") (sold October 6, 2022).

	Three Months Ended			Nine Months Ended
	November 30, 2023	November 30, 2022	Percent Change	November 30, 2023	November 30, 2022	Percent Change
Consolidated net sales	$2,470.9	$2,436.5	1%	$7,822.6	$7,454.8	5%
Wine Divestiture (1)	—	(3.7)		—	(38.5)
Consolidated organic net sales	$2,470.9	$2,432.8	2%	$7,822.6	$7,416.3	5%

Beer net sales	$1,968.5	$1,891.9	4%	$6,459.8	$5,929.4	9%

Wine and Spirits net sales (2)	$502.4	$544.6	(8%)	$1,362.8	$1,525.4	(11%)
Wine Divestiture (1)	—	(3.7)		—	(38.5)
Wine and Spirits organic net sales	$502.4	$540.9	(7%)	$1,362.8	$1,486.9	(8%)
(1)For the periods September 1, 2022, through October 5, 2022, and March 1, 2022, through October 5, 2022, included in the three months and nine months ended November 30, 2022, respectively.
(2)Wine and Spirits net sales by channel and market categories are as follows:

	Three Months Ended			Nine Months Ended
	November 30, 2023	November 30, 2022	Percent Change	November 30, 2023	November 30, 2022	Percent Change
U.S. Wholesale (i)	$394.1	$444.5	(11%)	$1,108.6	$1,241.8	(11%)
International (i)	45.6	50.9	(10%)	135.9	163.2	(17%)
DTC	33.8	27.3	24%	62.5	54.9	14%
Other	28.9	21.9	32%	55.8	65.5	(15%)
Wine and Spirits net sales	$502.4	$544.6	(8%)	$1,362.8	$1,525.4	(11%)

(i)Includes the impacts of the Wine Divestiture.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2023	November 30, 2022	Percent Change	November 30, 2023	November 30, 2022	Percent Change
Beer
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	101.1	97.8	3.4%	331.1	310.5	6.6%

Depletions (1)			8.2%			7.2%

Wine and Spirits
(branded product, 9-liter case equivalents)
Shipments	6.1	6.9	(11.6%)	18.1	21.1	(14.2%)
Organic shipments (2)	6.1	6.8	(10.3%)	18.1	20.5	(11.7%)
U.S. Domestic shipments	5.3	6.0	(11.7%)	15.9	18.2	(12.6%)
U.S. Domestic organic shipments (2)	5.3	5.9	(10.2%)	15.9	17.8	(10.7%)

Depletions (1) (2)			(10.0%)			(8.1%)

(1)	Depletions represent U.S. domestic distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)
Includes adjustments to remove volumes associated with the Wine Divestiture for the periods September 1, 2022, through October 5, 2022, and March 1, 2022, through October 5, 2022, included in the three months and nine months ended November 30, 2022, respectively.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)

Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments.

	Three Months Ended			Nine Months Ended
	November 30, 2023	November 30, 2022	Percent Change	November 30, 2023	November 30, 2022	Percent Change
Consolidated
Net sales	$2,470.9	$2,436.5	1%	$7,822.6	$7,454.8	5%
Gross profit	$1,270.6	$1,226.9	4%	$3,978.3	$3,807.8	4%
Operating income (loss)	$796.9	$746.7	7%	$2,540.3	$2,376.2	7%
Income (loss) from unconsolidated investments	$(41.8)	$(37.2)	(12%)	$(477.4)	$(1,944.2)	75%
Depreciation and amortization	$108.4	$95.8	13%	$322.8	$281.2	15%

Comparable adjustments (1)
Gross profit	$(12.2)	$(25.2)	NM	$(23.1)	$(47.2)	NM
Operating income (loss)	$(22.9)	$(23.0)	NM	$(74.5)	$(68.7)	NM
Income (loss) from unconsolidated investments	$(61.0)	$(31.5)	NM	$(452.8)	$(1,852.4)	NM

Beer
Net sales	$1,968.5	$1,891.9	4%	$6,459.8	$5,929.4	9%
Segment gross profit	$1,039.1	$989.5	5%	$3,366.5	$3,156.6	7%
% Net sales	52.8%	52.3%		52.1%	53.2%
Segment operating income (loss)	$757.3	$710.0	7%	$2,509.0	$2,338.4	7%
% Net sales	38.5%	37.5%		38.8%	39.4%
Segment depreciation and amortization	$82.0	$71.0	15%	$242.2	$206.2	17%

Wine and Spirits
Wine net sales	$435.8	$470.5	(7%)	$1,180.7	$1,316.6	(10%)
Spirits net sales	66.6	74.1	(10%)	182.1	208.8	(13%)
Net sales	$502.4	$544.6	(8%)	$1,362.8	$1,525.4	(11%)
Segment gross profit	$243.7	$262.6	(7%)	$634.9	$698.4	(9%)
% Net sales	48.5%	48.2%		46.6%	45.8%
Segment operating income (loss)	$127.6	$134.8	(5%)	$287.6	$325.2	(12%)
% Net sales	25.4%	24.8%		21.1%	21.3%
Segment income (loss) from unconsolidated investments	$27.5	$35.4	(22%)	$38.1	$40.3	(5%)
Segment depreciation and amortization	$22.5	$20.0	13%	$68.1	$63.3	8%

Corporate Operations and Other
Segment operating income (loss)	$(65.1)	$(75.1)	13%	$(181.8)	$(218.7)	17%
Segment income (loss) from unconsolidated investments	$(8.3)	$(41.1)	80%	$(62.7)	$(132.1)	53%
Segment depreciation and amortization	$3.9	$4.8	(19%)	$12.5	$11.7	7%

NM = Not Meaningful
(1)See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
	November 30, 2023	November 30, 2022	Percent Change	November 30, 2023	November 30, 2022	Percent Change
Operating income (loss) (GAAP)	$796.9	$746.7	7%	$2,540.3	$2,376.2	7%
Less: Comparable adjustments (Non-GAAP) (1)	(22.9)	(23.0)		(74.5)	(68.7)
Comparable operating income (loss) (Non-GAAP)	$819.8	$769.7	7%	$2,614.8	$2,444.9	7%

Net income (loss) attributable to CBI (GAAP)	$509.1	$467.7	9%	$1,335.0	$(294.0)	NM

Plus: Net income (loss) attributable to noncontrolling interests (GAAP)	11.8	12.0		25.8	32.3
Provision for (benefit from) income taxes (GAAP)	130.0	131.1		368.4	388.9
Loss on extinguishment of debt (GAAP)	—	—		0.7	23.3
Interest expense (GAAP)	104.2	98.7		333.0	281.5
Adjusted EBIT (Non-GAAP)	755.1	709.5	6%	2,062.9	432.0	NM
Less: Comparable adjustments (Non-GAAP) (1)	(83.9)	(54.5)		(527.3)	(1,921.1)
Comparable EBIT (Non-GAAP)	$839.0	$764.0	10%	$2,590.2	$2,353.1	10%

Net income (loss) attributable to CBI (GAAP)	$509.1	$467.7	9%	$1,335.0	$(294.0)	NM
Less: Comparable adjustments (Non-GAAP) (1)	(79.3)	(57.0)		(469.7)	(1,911.2)
Comparable net income (loss) attributable to CBI (Non-GAAP)	$588.4	$524.7	12%	$1,804.7	$1,617.2	12%

EPS (GAAP) (2)	$2.76	$2.52	10%	$7.25	$(1.48)	NM
Less: Reclassification (Non-GAAP) (3)	NA	—		NA	0.10
Comparable adjustments (Non-GAAP) (1)	(0.43)	(0.31)		(2.55)	(10.23)
Comparable EPS (Non-GAAP) (4)	$3.19	$2.83	13%	$9.80	$8.66	13%

Weighted average common shares outstanding - diluted (4)	184.170	185.291		184.096	186.793
(1)See page 14 for further information on comparable adjustments.
(2)EPS was computed using the two-class method, until such conversion took place on November 10, 2022, pursuant to the reclassification, conversion, and exchange of our Class B Convertible Common Stock into our Class A Common Stock (the "Reclassification").
(3)Adjustment for income allocated through the date of the Reclassification for the three months and nine months ended November 30, 2022.
(4)Comparable basis diluted net income (loss) per share (“comparable EPS”) may not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis. For the nine months ended November 30, 2022, we have excluded 22.220 million weighted average common shares outstanding, from the calculation of comparable EPS, as the effect of including these would have been anti-dilutive.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Net gain (loss) on undesignated commodity derivative contracts	$(13.3)	$(7.8)	$(28.9)	$25.3
Flow through of inventory step-up	(1.2)	(2.1)	(2.7)	(4.0)
Settlements of undesignated commodity derivative contracts	2.3	(14.2)	8.5	(68.8)
Strategic business development costs	—	(1.1)	—	(1.1)
Net flow through of reserved inventory	—	—	—	1.2
Recovery of (loss on) inventory write-down	—	—	—	0.2
Comparable adjustments, Gross profit	(12.2)	(25.2)	(23.1)	(47.2)

Restructuring and other strategic business development costs	(5.3)	(0.2)	(23.6)	(2.8)
Transition services agreements activity	(5.2)	(3.5)	(17.9)	(11.4)
Gain (loss) on sale of business	(0.2)	13.8	(15.1)	13.8
Transaction, integration, and other acquisition-related costs	—	(0.5)	(0.6)	(1.2)
Costs associated with the Reclassification	—	(10.2)	0.2	(31.5)
Other gains (losses)	—	2.8	5.6	11.6
Comparable adjustments, Operating income (loss)	(22.9)	(23.0)	(74.5)	(68.7)

Comparable adjustments, Income (loss) from unconsolidated investments	(61.0)	(31.5)	(452.8)	(1,852.4)
Comparable adjustments, Adjusted EBIT	(83.9)	(54.5)	(527.3)	(1,921.1)

Comparable adjustments, Interest expense	(1.0)	—	(1.0)	—
Comparable adjustments, Loss on extinguishment of debt	—	—	(0.7)	(23.3)
Comparable adjustments, (Provision for) benefit from income taxes	5.6	(2.5)	59.3	33.2
Comparable adjustments, Net income (loss) attributable to CBI	$(79.3)	$(57.0)	$(469.7)	$(1,911.2)
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Strategic business development costs/Restructuring and other strategic business development costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Net flow through of reserved inventory
We sold reserved inventory previously written down following the 2020 U.S. West Coast wildfires.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
Recovery of (loss on) inventory write-down
We recognized a gain from a change in estimate on reserved bulk wine inventory and certain grapes as a result of smoke damage sustained during the 2020 U.S. West Coast wildfires.
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.
Gain (loss) on sale of business
We recognized a net gain (loss) primarily from (i) the 2022 Wine Divestiture (three months and nine months ended November 30, 2022) and (ii) the divestitures related to the craft beer business (three months and nine months ended November 30, 2023).
Transaction, integration, and other acquisition-related costs
We recognized transaction, integration, and other acquisition-related costs in connection with our investments, acquisitions, and divestitures.
Costs associated with the Reclassification
We recognized costs primarily related to professional and consulting fees, printing and mailing the associated proxy statement/prospectus, and all filing and other fees paid to the Securities and Exchange Commission in connection with the Reclassification.
Other gains (losses)
Primarily includes the following:

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Recognition of a previously deferred gain upon release of a related indemnity	$—	$—	$5.6	$—
Decreases (increases) in estimated fair values of contingent liabilities associated with prior period acquisitions	$—	$1.5	$—	$5.9
Gain from remeasurement of previously held equity method investments	$—	$—	$—	$5.2
Comparable adjustments, Income (loss) from unconsolidated investments
Primarily includes the following:

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Impairment of equity method investments	$(0.3)	$—	$(136.1)	$(1,060.3)
Unrealized gain (loss) from the changes in fair value of our securities measured at fair value	$(11.0)	$(7.4)	$(85.4)	$(39.1)
Comparable adjustments to Canopy EIE (see page 16 for further information)	$(50.0)	$(24.1)	$(231.5)	$(753.0)
Net gain (loss) on sale of unconsolidated investment	$0.3	$—	$0.3	$—
Comparable adjustments, Interest expense
We recognized a loss of interest income on the write-off of a convertible note issued to an equity method investment.
Comparable adjustments, Loss on extinguishment of debt
We recognized losses primarily from a premium payment and the write-off of debt issuance costs in connection with tender offers of certain senior notes and make-whole payments resulting from the early redemption of certain senior notes.
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following:

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Net income tax benefit recognized as a result of a change in tax entity classification	$—	$—	$31.2	$—
Net income tax benefit recognized as a result of a legislative update in Switzerland	$—	$—	$4.7	$—
Net income tax benefit related to a prior period divestiture	$—	$(6.7)	$—	$143.7
Net income tax (provision) benefit recognized for adjustments to valuation allowances	$—	$—	$—	$(192.0)

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Canopy Equity Earnings (Losses) and Related Activities (“Canopy EIE”)
Non-GAAP Canopy EIE financial measures are provided because management uses this information to separately monitor our investment in Canopy. The measures that exclude all of our equity in the earnings (losses) of Canopy and related activities are defined as "excluding Canopy EIE." Financial measures excluding Canopy EIE are non-GAAP and are provided because management uses this information to evaluate the results of our core operations which management has determined does not include our investment in Canopy. In addition, we believe this information provides our investors valuable insight to understand how management views the Company’s performance and on underlying business trends and results in order to evaluate year-over-year financial performance of our ongoing core business, including relative to industry competitors.

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
(in millions)
Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(56.5)	$(60.8)	$(288.3)	$(876.5)
(Provision for) benefit from income taxes (2)	0.4	4.0	8.6	52.4
Net income (loss) attributable to CBI, Canopy EIE (GAAP) (1)	$(56.1)	$(56.8)	$(279.7)	$(824.1)

Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(56.5)	$(60.8)	$(288.3)	$(876.5)

Net (gain) loss on fair value financial instruments	16.3	7.6	8.2	69.2
(Gain) loss on dilution of Canopy stock ownership	8.7	(0.1)	16.5	93.9
Acquisition costs	1.6	4.0	4.3	5.5
Restructuring and other strategic business development costs	(4.7)	12.9	156.3	115.6
Goodwill impairment	—	0.6	14.1	461.4
Net loss on discontinued operations	25.0	—	25.0	—
Other (gains) losses, net	3.1	(0.9)	7.1	7.4
Comparable adjustments, Canopy EIE (Non-GAAP)	50.0	24.1	231.5	753.0
Comparable equity earnings (losses), Canopy EIE (Non-GAAP) (1)	(6.5)	(36.7)	(56.8)	(123.5)
Comparable (provision for) benefit from income taxes (Non-GAAP) (2)	(2.3)	3.4	5.9	15.1
Comparable net income (loss) attributable to CBI, Canopy EIE (Non-GAAP) (1)	$(8.8)	$(33.3)	$(50.9)	$(108.4)

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
EPS, Canopy EIE (GAAP)	$(0.30)	$(0.31)	$(1.52)	$(4.41)
Comparable adjustments, Canopy EIE (Non-GAAP)	0.26	0.13	1.24	3.83
Comparable EPS, Canopy EIE (Non-GAAP) (3)	$(0.05)	$(0.18)	$(0.28)	$(0.58)

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	November 30, 2023			November 30, 2022
	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)
Reported basis (GAAP)	$650.9	$(130.0)	20.0%	$610.8	$(131.1)	21.5%
Comparable adjustments - (Non-GAAP)	84.9	(5.6)		54.5	2.5
Comparable basis (Non-GAAP)	735.8	(135.6)	18.4%	665.3	(128.6)	19.3%
Less: Comparable basis, Canopy EIE (Non-GAAP)	(6.5)	(2.3)		(36.7)	3.4
Comparable basis, excluding Canopy EIE (Non-GAAP)	$742.3	$(133.3)	18.0%	$702.0	$(132.0)	18.8%

	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Comparable EPS (Non-GAAP) (5)	$3.19	$2.83	$9.80	$8.66
Comparable EPS, Canopy EIE (Non-GAAP)	0.05	0.18	0.28	0.58
Comparable EPS, excluding Canopy EIE (Non-GAAP) (3)	$3.24	$3.01	$10.08	$9.24
(1)Equity earnings (losses) and related activities are included in income (loss) from unconsolidated investments.
(2)The benefit from income taxes effective tax rate applied to our Canopy EIE is generally based on the tax rates of the legal entities that hold our investment. The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(3)May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(4)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.
(5)See reconciliation of the applicable non-GAAP financial measures on page 13.

EPS Guidance	Range for the Year Ending February 29, 2024
Forecasted EPS (GAAP)	$9.15	$9.35
Comparable adjustments (Non-GAAP) (1)	2.57	2.57
Comparable basis, Canopy EIE (Non-GAAP)	0.28	0.28
Forecasted comparable EPS, excluding Canopy EIE (Non-GAAP) (2)	$12.00	$12.20

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 17

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Actual for the Year Ended February 28, 2023
EPS (GAAP) (3)	$(0.11)
Reclassification (Non-GAAP) (4)	(0.27)
Comparable adjustments (Non-GAAP) (1)	11.03
Comparable EPS (Non-GAAP) (2)	10.65
Comparable basis, Canopy EIE (Non-GAAP)	0.75
Comparable EPS, excluding Canopy EIE (Non-GAAP) (2)	$11.40

(1)	Comparable adjustments include: (2)(5)	Estimated for the Year Ending February 29, 2024	Actual for the Year Ended February 28, 2023
	(Income) loss from unconsolidated investments	$2.44	$9.92
	Net (gain) loss on undesignated commodity derivative contracts	$0.12	$0.06
	Transition services agreements activity	$0.10	$0.08
	Restructuring and other strategic business development costs	$0.10	$0.04
	Net (gain) loss on sale of business	$0.06	$(0.05)
	Flow through of inventory step-up	$0.01	$0.02
	Net income tax benefit recognized as a result of a change in tax entity classification	$(0.17)	$—
	Settlements of undesignated commodity derivative contracts	$(0.04)	$0.31
	Net income tax provision (benefit) recognized as a result of a legislative update in Switzerland	$(0.03)	$0.06
	Other (gains) losses	$(0.03)	$(0.11)
	Net income tax provision recognized for adjustments to valuation allowances	$—	$1.03
	Impairments of assets	$—	$0.27
	Costs associated with the Reclassification	$—	$0.20
	Loss on extinguishment of debt	$—	$0.10
	Transaction, integration, and other acquisition-related costs	$—	$0.01
	Net income tax benefit related to a prior period divestiture	$—	$(0.89)
	Net flow through of reserved inventory	$—	$(0.01)

(2)
May not sum due to (i) rounding as each item is computed independently and (ii) income allocated through the date of the Reclassification for the year ended February 28, 2023. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.

(3)	EPS was computed using the two-class method, until such conversion took place pursuant to Reclassification.
(4)	Adjustment for income allocated through the date of the Reclassification.
(5)	See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 18

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 29, 2024
Net cash provided by operating activities (GAAP)	$2,600.0	$2,800.0
Purchase of property, plant, and equipment	(1,200.0)	(1,300.0)
Free cash flow (Non-GAAP)	$1,400.0	$1,500.0

	Nine Months Ended
	November 30, 2023	November 30, 2022
Net cash provided by operating activities (GAAP)	$2,346.8	$2,280.6
Purchase of property, plant, and equipment	(911.9)	(683.8)
Free cash flow (Non-GAAP)	$1,434.9	$1,596.8

Constellation Brands, Inc. Q3 FY 2024 Earnings Release	#WORTHREACHINGFOR I 19